UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	81-2621577
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

800 South Street, Suite 230
Waltham Massachusetts 02453	02453
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
6.50% Notes due 2022	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box. x

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is  effective pursuant to General Instruction A.(d) or (e), check the following box. o

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. o

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219574

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 6.50% Notes due 2022 (the “Notes”) of Great Elm Capital Corp. (the “Company”). The description of the Notes contained in the section entitled “Description of the Notes” in the Prospectus, dated September 13, 2017, included in the Company’s Registration Statement on Form N-2 (File No. 333-219574) filed with the Securities and Exchange Commission on July 31, 2017 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.  The Notes are expected to be listed on the NASDAQ Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “GECCL.”

Item 2.   Exhibits.

(a)(1)	Amended and Restated Charter of the Company (1)
(b)(1)	Bylaws of the Company (2)
(c)(1)	Indenture, dated as of September 18, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (3)
(d)(1)	First Supplemental Indenture, dated as of September 18, 2017, relating to the 6.50% Notes due 2022, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (4)
(e)(1)	Form of 6.50% Note due 2022 (5)

(1)  Incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 814-01211) filed on November 7, 2016.

(2)  Incorporated by reference to Exhibit 99.2 to the Form N-14 8C (File No. 333-212817) filed on August 1, 2016.

(3)  Incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 19, 2017.

(4)  Incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on September 19, 2017.

(5)  Incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 19, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT ELM CAPITAL CORP.
(Registrant)

Date: September 25, 2017	By:	/s/ Peter A. Reed
		Name:	Peter A. Reed
		Title:	Chief Executive Officer